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                                                                   Exhibit 10(a)


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 28, 1999


Board of Directors
Provident Mutual Life Insurance Company
1050  Westlakes Drive
Berwyn, PA  19312

                  RE:      PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                           PROVIDENT MUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT (FILE NO. 33-70926)

Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of post-effective amendment number 6 to the Form N-4 registration statement (File No. 33-70926) for Provident Mutual Life Insurance Company and Provident Mutual Variable Annuity Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND ASBILL & BRENNAN LLP




                                              By:  \s\ David S. Goldstein
                                                   ----------------------------
                                                   David S. Goldstein